Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), is made and entered into as of October 8, 2015, by and among 1st Source Corporation, an Indiana corporation (the “Company”), 1st Source Bank, an Indiana banking corporation and wholly owned subsidiary of the Company, in its capacity as Trustee of those certain trusts defined herein as the Morris Trusts (the “Trustee”), and such of the parties who may from time to time join in this Agreement by execution and delivery to the Company, before the time that the Shelf Registration Statement described in Section 2(a) is first declared effective, of a counterpart signature page hereto (collectively, the “Beneficiaries” and each individually, a “Beneficiary”).

WHEREAS, in connection with their execution and delivery to each other of this Agreement, the Company, the Trustee and the Beneficiaries have entered into a certain Settlement and Release Agreement (the “Settlement Agreement”), pursuant to which the parties have agreed to settle certain disputes with respect to the administration by the Trustee of the Morris Trusts, which hold in the aggregate substantial holdings of the Common Stock of the Company; and;

WHEREAS, the Beneficiaries all have beneficial interests in the Morris Trusts;

WHEREAS, certain of the Beneficiaries also have interests (separately or with others, and of record or beneficially through other contracts or relationships) in Common Stock issued by the Company that are not held by the Morris Trusts;

WHEREAS, to induce the Beneficiaries to enter into the Settlement Agreement and as an integral part of its terms and conditions, the Company and the Trustee have agreed to execute and deliver this Agreement to the Beneficiaries.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:

1.  Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble.
“Beneficiaries” and “Beneficiary” have the meanings set forth in the preamble.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Board” means the board of directors of the Company (and any successor governing body of the Company or any successor of the Company).
“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.
“Common Stock” means the common stock, without par value, of the Company and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation or other corporate reorganization).
“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.
"DTC" means the Depository Trust Company.
“Designated Seller Counsel” shall mean, in the event of any proposed Underwritten Offering including Silo Registrable Securities, not more than one lawyer (or firm of lawyers) representing the interests of Holders who propose to sell in such proposed Underwritten Offering.  Such Designated Seller Counsel shall initially be the lawyer or firm of lawyers who shall have been designated to the Company by the FDRs of the Silos holding the Silo Registrable Securities proposed to be included in the proposed Underwritten Offering (or by the Holders of the Silo Registrable Securities if and to the extent that such Silo Registrable Securities are no longer held inside the Silos).  Thereafter, those FDRs (or Holders) who then hold a majority of the Silo Registrable Securities that are then included or proposed to be included in such proposed Underwritten Offering may at any time, and from time to time, during the course of such Underwritten Offering designate to the Company a successor to the then-designated Designated Seller Counsel, provided that not more than one lawyer (or firm of lawyers) shall be deemed Designated Seller Counsel at the same time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor federal statute, and the rules and regulations thereunder
“Family Designated Representative” and “FDR” have the meanings set forth in the Settlement Agreement, provided, however, that FDR for purposes of this Agreement does not include as of any particular time (a) an FDR who has advised the Company prior to the date of filing the Registration Statement that registration of Shares held by the FDR’s Silo is not requested of the Company, or (b) an FDR of a Silo that no longer holds Registrable Securities.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“FINRA Corporate Financing Rules” mean the rules related to corporate financings that are enforced against FINRA member firms through FINRA’s Corporate Financing Department, including FINRA Rules 5110, 5122, and 5123, and any successor rules thereto or complementary rules thereto.

“Governmental Authority” means any federal or state or any agency or instrumentality of such government or political subdivision thereof, NASDAQ, FINRA or any court or tribunal of competent jurisdiction in the United States.
“Holder” means any holder of Registrable Securities, including without limitation (a) any Beneficiary who receives a distribution of Registrable Securities directly from any of the Morris Trusts, and (b) (i) each of the Morris Trusts, as they may from time to time be modified as contemplated by the Settlement Agreement or otherwise, and of any trust that may succeed (as contemplated by the Settlement Agreement) to part or all of the corpus of one or more of the Morris Trusts, and (ii) the Trustee, and each of the other trustees or other fiduciaries of a Morris Trust or other trust described in clause (b)(i), acting in its fiduciary or agency capacity, on behalf of such trust, including any successor or special trustee that may from time to time act as a trustee or co-trustee or special trustee of one or more of such trusts described in clause (b)(i).
“Morris Trusts” means those trusts that are defined as the “Morris Trusts” by the Settlement Agreement, as such Morris Trusts may, after the date of the Settlement Agreement, from time to time be modified as contemplated by the Settlement Agreement or otherwise, and includes, without limitation, any trusts that may succeed (as contemplated by the Settlement Agreement) to part or all of the corpus of one or more of the Morris Trusts.
“NASDAQ” means the stock exchange commonly known as NASDAQ that is operated by The Nasdaq Stock Market, LLC.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, trust, or similar entity, and includes each of the Morris Trusts and each trustee or other fiduciary thereof, from time to time.
“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.
“Registrable Securities” means (a) the shares of Common Stock held by or (other than solely as beneficiaries of the Morris Trusts) for the benefit of the Beneficiaries as of the dates of their respective counterpart signature pages to this Agreement, as such shareholdings are identified on such counterpart signature pages, which identified shares shall be listed by the Company on an updated Exhibit A to this Agreement that is delivered by the Company to all Beneficiaries who are then parties hereto promptly after the effective time under the Securities Act of the Registration Statement, so that Exhibit A as so updated shall represent a true and accurate listing of all such shares identified by such counterpart signature pages that have been timely delivered by the Beneficiaries who are party to this Agreement to the Company, in accordance with the provisions of the Settlement Agreement, at or before such time of effectiveness, (b) the shares of Common Stock held by or for the benefit of the Morris Trusts that are identified on Exhibit B to this Agreement (including such shares after they may have been transferred to other trusts that may succeed (as contemplated by the Settlement Agreement) to one or more of the Morris Trusts, or after they may have been distributed by one or more of the Morris Trusts directly to any Beneficiary of any of such Morris Trusts) and (c) any shares of Common Stock or other securities issued or issuable with respect to any shares described in subsections (a) or (b) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, share exchange, entity redomestication or other change of entity transaction, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) subject to the provisions of Section 8, (x) such securities shall have been otherwise transferred after the date hereof to a third party by the Holders thereof as of the date of this Agreement, (y) new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by or on behalf of the Company and (z) counsel to the Company shall have provided a written opinion to the Company, the transferor and the transferee (for the benefit of all such addressees and their reliance), at Company expense, in form and substance satisfactory to the recipients, that the securities are not required to bear a restrictive legend, or (D) such securities shall have been acquired by the Company.
“Registration Expenses” means (i) registration and filing fees (including, without limitation, (A) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 3(e)), and (B) fees and other expenses associated with the listing of the Registrable Securities and any securities issued or issuable with respect to any Registrable Securities on NASDAQ and any other applicable exchange, (ii) liability insurance under the Securities Act or any other securities laws, if the Company desires such insurance, (iii) fees and expenses of counsel and accountants of the Company or its Subsidiaries in connection with the preparation, filing and maintaining the effectiveness of the Registration Statement, (iv) internal expenses of the Company and its Subsidiaries (including, without limitation, all salaries and expenses of officers and employees of the Company and its Subsidiaries performing legal or accounting duties), and (v) the expense of any annual audit of the Company’s financial statements. "Registration Expenses" shall not include any Selling Expenses or Transaction Expenses.
“Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including (a) the Shelf Registration Statement on Form S-3 identified in Section 2(a) and any Successor Registration Statement thereto as defined by Section 2(c), (b) the Prospectus, (c) all amendments and supplements to such Registration Statement, including post-effective amendments, and (d) all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.
“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.
“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Settlement Agreement” has the meaning set forth in the recitals.
“Silo” shall have the meaning set forth in the Settlement Agreement.
“Silo Registrable Securities” shall mean, as of any point in time, the Registrable Securities described by clause (b) of the first sentence of the above definition of Registrable Securities (whether then held by or the benefit of a Morris Trust or by a Beneficiary thereof as a direct distributee thereof) and any additional securities issued or issuable with respect to such Registrable Securities in the circumstances described by clause (c) of such sentence, but shall not include Registrable Securities that cease to be Registrable Securities under the circumstances described by the last sentence of such definition.
“Subsidiary” means, with respect to any Person, any corporation or Person, a majority of the outstanding voting stock or other equity interests of which is owned, directly or indirectly, by that Person.
“Trustee” has the meaning set forth in the preamble and includes the Trustee's successors by merger, acquisition, reorganization or otherwise.
“Transaction Expenses” means fees and expenses (other than Selling Expenses and Registration Expenses) arising in connection with an Underwritten Offering or other proposed disposition of Registrable Securities, including (i) fees and expenses of all attorneys, advisers, appraisers and other persons retained by the Company or any underwriters or brokers, including Inspectors, (ii) out-of-pocket expenses of underwriters required to be reimbursed pursuant to an underwriting agreement, (iii) fees with respect to filings, if any, required to be made under the FINRA Corporate Financing Rules in connection with an Underwritten Offering and the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to the FINRA Corporate Financing Rules, (iv) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses), (v) fees and disbursements of all independent certified public accountants referred to in Section 3(l) (including, without limitation, the reasonable expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) reasonable travel and lodging expenses in connection with any “road show”, (vii) the expenses relating to printing, word processing and distributing all registration statements, underwriting agreements, securities sales agreements, and any other documents related to the transaction in question, and (viii) the reasonable out-of-pocket expenses of the Holders of the Registrable Securities being registered in such registration incurred in connection therewith.  In the case of any proposed Underwritten Offering that includes Silo Registrable Securities, reasonable out-of-pocket expenses within the meaning of clause (viii) of the preceding sentence shall include, without limitation, the reasonable fees and disbursements of Designated Seller Counsel.
“Underwritten Offering” means an offering in which any or all of the Registrable Securities are sold by or on behalf of one or more Holders to an underwriter for reoffering to the public, whether on a firm commitment or best efforts basis.

2.  Shelf Registration and Plan of Distribution of Certain of the Registrable Securities

(a)  Pursuant to Section 8(d) of the Settlement Agreement, the Company shall (subject to judicial approval of the Settlement Agreement, as contemplated by Section 23 thereof) file with the Commission within the time period specified by Section 8(d) of the Settlement Agreement a Registration Statement on Form S-3 with respect to the offer and sale of the shares of Common Stock that constitute the Registrable Securities other than Registrable Securities as to which the FDR for the Silo in which such Registrable Securities are held has advised the Company prior to the date of filing the Registration Statement that registration of such Registrable Securities is not requested (the “Shelf Registration Statement”).  If and when declared effective under the Securities Act by the Commission, the Shelf Registration Statement shall cover the offer and sale by the Holders (as determined from time to time) thereof of the covered Registrable Securities from time to time on a delayed or a continuous basis under Rule 415 under the Securities Act. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable.

(b)  The plan of distribution for the Registrable Securities set forth in the Registration Statement and the related Prospectus shall provide as follows:

a.  Sales may be effected at prices and at terms then prevailing or at prices related to the current market price or at negotiated prices.

b.  Holders may sell the Registrable Securities in transactions (which may include block transactions) on NASDAQ, in the over-the-counter market, or another trading facility, or in transactions that are not executed or cleared on any exchange or other market or trading facility, involving one or more of the following: (A) an Underwritten Offering, (B) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account, (C) brokerage transactions in which the broker-dealer as agent solicits purchases, which may involve compensation in excess of customary commissions, (D) private transactions negotiated by Holders or their agents directly with purchasers, (E) exchange distributions in accordance with the rules of the applicable exchange; (F) through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise; or (G) any other lawful transaction.

(c)  If, under the applicable rules, forms and instructions of the Commission then applicable to the Registration Statement, the Shelf Registration Statement should become stale or otherwise cease to be eligible to be relied upon by the Holders of the Registrable Securities for the purposes of offer and sale of their Registrable Securities in reliance upon the effectiveness of the Shelf Registration Statement under the Securities Act, the Company shall use its commercially reasonable efforts (if such staleness or other ineligibility cannot be remedied by supplements or amendments to the Prospectus or Prospectuses) to file with the Commission a post-effective amendment to the Shelf Registration Statement, or a new shelf registration statement, with respect to all Registrable Securities covered by the initial registration then remaining unsold by the Holders thereof (such post-effective amendment or new registration statement being referred to hereafter as the “Successor Registration Statement”), and to cause the Successor Registration Statement to be declared effective by the Commission as soon as practicable, at such times and with such deliberateness as to avoid, to the extent reasonably possible consistent with commercially reasonable efforts, any gap in the time period of effectiveness of the registration of the Registrable Securities under the Securities Act.

(d)  The Company shall not, at any time, include in the Registration Statement any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities covered by the Registration Statement that, as of such time, remain owned by the Holders thereof; provided that, for so long as any of the Registrable Securities covered by the Registration Statement and owned by the Holders as of such time are Silo Registrable Securities, the prior written consent required by this Section 2(d) shall be the prior written consent of FDRs whose Silos hold a majority of such Registrable Securities.

3.  Registration and Offerings Procedures.  From and after the date that any Registration Statement has become effective under the Securities Act, including the Shelf Registration Statement, the Company shall, as soon as practicable with respect to all the Registrable Securities covered thereby and the plans of disposition contemplated thereby, and by plans of disposition of which the Company has been notified under Section 3(a) by an FDR or a Holder from time to time:

(a)  prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective as to the Registrable Securities covered thereby, and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the methods of disposition set forth in such Registration Statement and with any specific proposed plans, offerings or transactions that may be proposed by an FDR (as to that FDR’s Silo Registrable Securities) or a Holder (as to other Registrable Securities) in written notice in reasonable detail provided to the Company from time to time;

(b)  at least five business days before filing any Prospectus or amendments or supplements thereto, or any Successor Registration Statement thereto, furnish to each FDR and each Holder (and to counsel, if any, who shall have been selected by such FDR and such Holder for this purpose and who shall have been identified for the Company by such Holder or FDR in writing before the date such materials are furnished) copies of such documents proposed to be filed, which documents shall be subject to the review and comment and approval (in reasonable respects) within such five business day period of each such FDR and such Holder and his or her counsel, and, in connection with such review and approval, such FDRs and Holders will be permitted to require the insertion of language, furnished to the Company in writing, which in the reasonable judgment of such FDRs and Holders and their counsel should be included (for avoidance of doubt, FDRs and Holders shall not be entitled to approve, or to review and comment on, the Company’s filings under the Exchange Act regardless whether the content thereof may be automatically incorporated by reference into the Registration Statement);

(c)  notify each Holder of Registrable Securities covered by the Registration Statement, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed (or a Successor Registration Statement thereto has been filed or declared effective);

(d)	furnish to each selling Holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such Holder may reasonably request that are legally required to facilitate the disposition of the Registrable Securities owned by such Holder (where lawful and practicable the Parties shall arrange for electronic delivery of prospectuses and offering materials);

(e)  use its commercially reasonable efforts to register or qualify such Registrable Securities (by coordination or similar action) under such other securities or “blue sky” laws of such United States jurisdictions as any selling Holder reasonably requests; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 3(e);

(f)  notify each Holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company becomes aware as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder (or any such FDR), the Company (subject to any Standoff Period which the Company may have then validly declared under Section 4) shall as soon as practicable prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(g)  to the extent  customary and necessary, in the view of counsel for any underwriters participating in any disposition pursuant to such Registration Statement, to conduct a reasonable investigation within the meaning of the Securities Act,

i.  Make reasonably available for inspection by such underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by any such Holder or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company necessary to conduct customary diligence of the Company in connection with an Underwritten Offering (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Underwritten Offering; provided, that, any recipient of Records or information communicated from officers, directors and employees must enter into a confidentiality agreement with the Company, in form reasonably acceptable to the Company, prior to receipt of any information; and

ii.  make opportunities reasonably available for such Inspectors to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have issued audit reports on its financial statements;

provided, however, that Inspectors shall not be entitled to review Records or other information that cannot be legally shared or disclosed to third parties under applicable law, including Part 309 of the Rules and Regulations of the Federal Deposit Insurance Corporation and similar prohibitions of the Indiana Code;

(h)  in connection with any Underwritten Offering proposed to be commenced on behalf of fewer than all Holders of Registrable Securities under any such Registration Statement under an underwriting agreement to which the Company is requested to be made a party, give prompt written notice (and in any event no later than five (5) business days prior to the date of commencement of such Underwritten Offering) to all of the other Holders of Registrable Securities  of such proposed Underwritten Offering and of the expected terms and conditions of the Underwritten Offering, and shall not enter into any underwriting agreement with respect to any such Underwritten Offering unless such underwriting agreement includes all Registrable Securities with respect to which the Company has received written requests for inclusion in such Underwritten Offering from the other Holders of Registrable Securities within five (5) business days after the Company’s notice has been given to each such other Holder  (subject to Section 4(a) with respect to limitation of participation to comply with volume limitations imposed by underwriters and subject to the requesting Holder(s) having complied, in the sole judgment of the lead underwriter, with all requests and requirements of the lead underwriter for the Underwritten Offering for inclusion of a Holder’s shares therein);

(i)  in connection with any Underwritten Offering, (A) enter into such customary agreements (including underwriting agreements in customary form that are reasonably satisfactory to the Company) that may be proposed by the lead underwriter of such Underwritten Offering who has been designated as such lead underwriter by the Holder who has initiated the proposed Underwritten Offering, and (B) use commercially reasonable actions to cause appropriate officers of the Company to be available, on a reasonable basis and upon reasonable notice, to travel and meet with brokers and prospective investors in presentations and meetings in order to support the sales efforts, and otherwise to take all such other customary actions as the Holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to reasonably facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities, and one-on-one meetings with prospective purchasers of the Registrable Securities);  provided, however, that:

i.  The Company shall not be obligated to effect any Underwritten Offering within 90 days following the closing of any previous Underwritten Offering nor more than two Underwritten Offerings in any twelve month period; the Company shall not be obligated under this Agreement to participate in more than one road show in connection with any Underwritten Offering and shall not be obligated to participate in road shows with respect to more than two Underwritten Offerings in any twelve month period; provided further that no road show shall be required to commence less than six (6) months following the conclusion of the preceding road show hereunder (if any); and provided further, that as to each of such two Underwritten Offerings the Company has first complied with its obligations under Section 3(h) as to notification of all other Holders of Registrable Securities (and FDRs) in such Underwritten Offering and that, if the Company has not so complied, then (in addition to whatever other rights and remedies a Holder of Registrable Securities might have for such non-compliance) the Company shall not be permitted to claim that such Underwritten Offering as to which the Company has not complied with Section 3(h) counts toward the limit of two Underwritten Offerings as to which the Company has road show obligations under this Agreement; and

ii.  an individual road show or similar marketing effort will not require management personnel of the Corporation to travel out of the office for more than five business days within the continental United States, or to travel internationally regardless of the length of the trip.

(j)  for purposes of Section 3(i), the Company agrees that such an underwriting agreement shall not be unsatisfactory because it

a.  names a particular firm as lead underwriter that the Company might not otherwise prefer, provided that such firm is of good reputation within the brokerage community and has significant experience as an underwriter of bank and thrift institution equity securities;

b.  contains representations and warranties by the Company and such other terms and provisions applicable to the issuer of the securities as are customarily contained in underwriting agreements of this type applicable to resale of issued and outstanding equity securities, including, but not limited to, indemnities to the effect and to the extent provided in Section 5, and provisions for the delivery of officers' certificates, opinions of counsel and accountants' "cold comfort" letters;

c.  includes as parties thereto the Holders of Registrable Securities to be distributed by such underwriters;

d.  provides that the representations and warranties by, and the agreements on the part of, the Company that the Company makes to and for the benefit of such underwriters also be made to and for the benefit of such Holders;

e.  provides that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Holders; or

f.  does not provide (without the express written consent of such Holder which any such Holder may withhold in such Holder’s discretion without assigning any reason for such withholding) for the making by Holders of any representations or warranties to the Company or the underwriters, or any agreements of the Holders  with the Company or the underwriters, other than representations, warranties or agreements regarding the identity of such Holder and number of shares being offered for sale by such Holder and such Holder's intended method of distribution or any other information required under the rules of NASDAQ, FINRA or the Commission to be disclosed with respect to such Holder;

(k)	otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission applicable to the Company in connection with the offerings and sales of Registrable Securities under such Registration Statement; and

(l)	in an Underwritten Offering, furnish to each selling Holder of Registrable Securities and each underwriter (i) a legal opinion of the Company’s outside counsel, dated the date of the closing of an Underwritten Offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten secondary public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten secondary public offerings;

(m)  notify the Holders of Registrable Securities  promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(n)  notify the Holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(o)  give notice to the FDRs of Silos holding Silo Registrable Securities of any notifications that have been given (and furnish copies of any materials that have been furnished) to any Holders pursuant to this Section 3, concurrently with the giving of such notices (and the furnishing of such materials) to such Holders; and

(p)   otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

4.	Holders Obligations.

(a)	In connection with any Underwritten Offering, each Holder agrees that, in the event that Holders seek to include in such Underwritten Offering more Registrable Securities than the underwriter(s) deem advisable or acceptable to include in such offering, the number of Registrable Securities to be included in the offering by each Holder shall be prorated (such that each Holder may include only that portion of the Registrable Securities he, she or it is seeking to include that corresponds to the ratio of (i) the number of Registrable Securities permitted by the underwriter(s) to be included in the offering, over (ii) the aggregate number of Registrable Securities sought to be included in the offering by all Holders).

(b)  If (1) the Company or its bank subsidiary should at any time be party to discussions or negotiations concerning any material contemplated acquisition, divestiture, registered primary offering or other financing or material transaction (each, a “Pending Transaction”) (the materiality of any such Pending Transaction to be determined by reference to whether such transaction would be sufficiently large or otherwise material as to require disclosure by the Company on a current report on Form 8-K, other than under optional disclosure items or by reason of Regulation FD) were such Pending Transaction to proceed toward agreement) and (A) the Company should determine that immediate disclosure of the pertinent information about the Pending Transaction is not otherwise legally required and that it would not be in the best interests of the Company (for example, because premature disclosure would be likely to adversely impact the Company’s interest in the Pending Transaction) to make any voluntary public disclosure thereof, and (B) the Company has determined to defer disclosure temporarily until such time as it is otherwise legally required, unless earlier disclosure is deemed to be in the best interest of the Company, then (2) the Company may give written notice to the Holders of Registrable Securities then covered by the Registration Statement that they should temporarily cease and desist from further offer and sale activities thereunder (such notification being referred to as a “Stand Off Notice”).  For a period of 10 business days following receipt of a Stand Off Notice (“Stand Off Period”), the Holders shall not permit any sales of Registrable Securities to be made under the Registration Statement. The Stand Off Period may be terminated early by written notice given by the Company; or may be extended by subsequent written notices given by the Company before the expiration of a Stand Off Period for subsequent periods of up to 10 business days; provided however that the Company may not give Stand Off Notices on more than three occasions during any 360 consecutive days and such Stand Off Periods may not exceed an aggregate of 45 business days during any 360 consecutive days.

5.  Expenses. The following provisions apply to dispositions or proposed dispositions of Registrable Securities during the term of this Agreement.

a.  The Company shall pay all Registration Expenses in connection with the registration of the Registrable Securities pursuant to this Agreement. The Company shall have no obligation to pay Selling Expenses. The Company shall pay the first $100,000 of Transaction Expenses that are associated with any Underwritten Offering (as to the initiation of which the Company has been given the written notification described by the last sentence of this subsection (a)) that includes Silo Registrable Securities, regardless of whether such Underwritten Offerings are completed; provided, however, that the Company shall not be obligated to pay any such Transaction Expenses (i) after it has paid Transaction Expenses as required by this subsection (a) with respect to four such initiated Underwritten Offerings, or (ii) with respect to more than two Underwritten Offerings that are initiated by a particular FDR (or other eligible Holder who is a direct distributee of Silo Registrable Securities that prior to the distribution were held within the same Silo). The parties intend that the Company will not be obligated to fund more than two Underwritten Offerings of Silo Registrable Securities that are initiated by or on behalf of a single Silo (including its FDR, all beneficiaries and direct distributees). The Company shall not be obligated to bear Transaction Expenses in connection with any proposed Underwritten Offering unless the FDR with respect to the Silo Registrable Securities initiating the transaction (or, if there is then no longer an FDR for such Silo as a result of the complete distribution of the Silo Registrable Securities of such Silo, one or more of the Beneficiaries who are direct distributees of the Silo Registrable Securities who has initiated such transaction) has notified the Company in writing that such initiated transaction will be counted as an Underwritten Offering under the foregoing limits, regardless whether it is completed.

b.  Each Holder, severally, shall pay (or cause to be paid) (i) all Selling Expenses that such Holder may incur in connection with any sale of Registrable Securities by or for the account of such Holder and (ii) all fees and charges of such Holder’s counsel, other than (in the case of any Underwritten Offering including Silo Registrable Securities) those of the Designated Seller Counsel for such Underwritten Offering, if any.

c.  Each Holder, severally, who participates in any completed Underwritten Offering or other transaction involving a disposition of Registrable Securities (or who proposes to participate in any proposed Underwritten Offering or other dispositive transaction, as evidenced by their having giving written notice as contemplated by subsection (d)) shall promptly pay (or reimburse others for their payments of) the percentage portion of the Transaction Expenses (including fees and charges of any Designated Seller Counsel) that are associated with such dispositive transaction (or proposed dispositive transaction) and that are in excess of the amount of Transaction Expenses, if any,  that are borne by the Company under subsection (a). Such percentage shall be determined, in the case of a completed dispositive transaction, by reference to the relative percentages of all Registrable Securities that were actually sold in the dispositive transaction (whether at one closing or in a series of related closings) by or for the accounts of all such Holders who actually sell in such transaction. Such percentage shall be determined, in the case of a proposed transaction or other proposed disposition that is for any reason abandoned or terminated without any Registrable Securities having been sold by or for the accounts of any such Holders, by the relative percentages of all Registrable Securities that were proposed (determined as of the date of the most recent notice given by any Holder pursuant to subsection (d)) to be sold in the dispositive transaction by or for the accounts of all such Holders (also determined as of such date).

d.  Each Holder shall be deemed to have irrevocably agreed to be responsible for Transaction Expenses and Selling Expenses related to any particular proposed or completed Underwritten Offering or other disposition in accordance with this Section 5 immediately upon giving written notice (whether to the Company, or to the other Holders participating in the proposed Underwritten Offering or other disposition, or to the underwriter or other securities firm involved in such plan) of such Holder’s desire to have a specified number of such Holder’s Registrable Securities included in such proposed Underwritten Offering or other disposition. Any such Holder who shall bear responsibility for Transaction Expenses and Selling Expenses under this Section 5 shall, as a condition to being permitted to participate in any Underwritten Offering or other plan of disposition, promptly provide written confirmation of such responsibility to the other Holders (and to each of the FDRs of each of the Silos for which such other Holders propose to participate) who propose to participate in such Underwritten Offering or other distribution, which written confirmation shall be in form and substance satisfactory to such other Holders (and such FDRs).

6.  Indemnification

a.  The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, such Holder’s officers, directors, managers, members, partners, and stockholders, each underwriter, broker or any other Person acting on behalf of such Holder of Registrable Securities, and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, action, damage, liability or expense arises out of, is based upon, is caused by, or results from (i) an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto,  in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use therein, or (ii) by such Holder’s failure to deliver a copy of any prospectus or any amendments or supplements thereto after the Company has furnished such Holder with the number of copies of the same requested from the Company by such Holder.

b.  In connection with any registration in which a Holder of Registrable Securities is participating, (a) each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and (b) each such Holder who is not acting solely as a trustee or other fiduciary, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the Holders of Registrable Securities and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided, that the obligation to indemnify shall be several, not joint and several, for each Holder and shall be limited to the net proceeds (after underwriting fees, commissions, or discounts) actually received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement).

c.  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 6, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) there are one or more legal or equitable defenses available to such indemnified party which conflict with those available to the indemnifying party, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of  counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a material conflict of interest that prohibits joint representation by the same counsel exists between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the Holders of a majority of the Registrable Securities included in the transaction giving rise to the indemnification obligation, at the expense of the indemnifying party.

d.  Indemnification similar to that specified in the preceding paragraphs of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to losses, claims, actions, damages, liabilities and expenses, joint or several, arising from the offer and sale of Registrable Securities under the Registration Statement under any federal or state law other than the Securities Act.

e.  If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person. No party shall be liable for contribution under this Section 6 except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 6 if such indemnification were enforceable under applicable law.

7.  Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 under the Securities Act the Company shall cause adequate public information to be available with respect to the Company as contemplated in Rule 144(c).Upon the request of any Holder, the Company shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements.

8.  Issuance of Replacement Unlegended Certificates.  The Company shall issue new certificates for Registrable Securities without a legend restricting further transfer if (i) such securities have been sold to the public pursuant to an effective Registration Statement under the Securities Act or Rule 144, or (ii) (x) such issuance is otherwise permitted under the Securities Act, (y) the Holder of such securities has delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to such effect and (z) the Holder of such securities expressly requests the issuance of such certificates in writing.

9.  Termination.  This Agreement shall terminate and be of no further force or effect when (i) 72 months have elapsed since the date of first effectiveness of the Registration Statement under the Securities Act or, if earlier, (b) when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 6 and Section 8 shall survive any such termination.

10.  Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given to any party (a) when delivered by hand (with written confirmation of receipt); (b) two Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid; (c) one Business Day after it is sent by overnight courier; or (d) when receipt is acknowledged by the addressee, if telecopied.  Notices shall be addressed, if to any Holder not a party hereto on the date hereof, to the address of such Holder on the stock transfer records of the Company; and if to the Company or to Holders who are Beneficiaries and who are parties hereto on the date hereof or to FDRs, to the following addresses:

If to the Company:	1st Source Corporation Facsimile: (574) 235-2033 E-mail: Griffith@1stsource.com Attention: General Counsel
with a copy to:	Barnes & Thornburg LLP Facsimile: (317) 231-7433 E-mail: emoy@btlaw.com

Attention: Eric R. Moy, Esq.

If to any Beneficiary, to such Beneficiary at such Beneficiary’s address as set forth on the signature page of such Beneficiary hereto, or such other persons (and at such addresses) as may be specified by (or on behalf of) such Beneficiary, by notice given to all other parties hereto.

If to an FDR, to the persons identified on, and at the addresses set forth on, Exhibit C hereto, as the initial FDRs, or to such persons (and at such addresses) as may be specified by (or on behalf of) such FDR as such person’s successor FDR, by notice given to all other parties hereto.

11.  Amendments and Waivers.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding on any party hereto or any FDR unless set forth in writing signed by or on behalf of such party or FDR. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver (or the rights of any FDR) in any other respect or at any other time.

12.  Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a mere nominee for the beneficial owner thereof (not including trustees or others having fiduciary or discretionary powers or rights or privileges), the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders contemplated by this Agreement, subject to the Company’s right to require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

13.  Third Party Beneficiaries; Successors, Assigns and Other Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, assigns and transferees.  This Agreement is intended also to inure to the benefit of, and be binding upon, the FDRs, acting in their capacities as such, and each Holder, acting in such Holder’s capacity as such in respect of Registrable Securities owned beneficially by a Beneficiary who has timely executed and delivered a counterpart of this Agreement. No Beneficiary or Holder may assign its rights hereunder to any third party without the prior written consent of the Company; provided, however, that the Company’s consent shall not be required with respect to an assignment in connection with a distribution of Registrable Securities held by a Morris Trust directly to the Beneficiary entitled thereto or the appointment of a Special Trustee or a successor Trustee to any of the Morris Trusts; and the Company shall not unreasonably withhold its consent to an assignment in connection with a gratuitous transfer for gift and estate planning purposes to an individual related by blood or marriage to such Holder.  Each transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder and be bound accordingly.

14.  Entire Agreement. This Agreement, together with the Settlement Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Settlement Agreement, the terms and conditions of this Agreement shall control.

15.  Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

16.  Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

17.  No Inconsistent Agreements. The Company shall not hereafter enter into any agreement, or amend any existing agreement, with respect to its securities if such agreement would violate the rights granted to the Holders by this Agreement.

18.  Remedies; Attorneys’ Fees. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees in addition to its costs and expenses and any other available remedy.

19.  Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Indiana or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Indiana in each case located in the city of South Bend and County of St. Joseph, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

20.  Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy, which may arise under this Agreement, is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 20.

21.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

22.  Court Approval.   It is a condition precedent to the rights and obligations of the parties hereto that the Settlement Agreement be judicially approved in accordance with Section 21 thereof, and, if for any reason such approval is not granted, then this Agreement shall be deemed void ab initio and no party shall be deemed to have acquired any rights (or to have assumed any obligations) solely by reason of such party’s having executed and delivered this Agreement to any other party.

[COMPANY SIGNATURE AND COUNTERPART SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company and the Trustee have executed this Registration Rights Agreement on the date first written above.

1st SOURCE CORPORATION

By

Name:

Title:

1ST SOURCE BANK, as trustee of the Morris Trusts

By:
As its:

COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

The undersigned, who is eligible to become a Beneficiary, as such term is defined by that certain Registration Rights Agreement (the “Agreement”) dated as of October 8, 2015, among 1st Source Corporation, an Indiana corporation, and the several Beneficiaries described therein, hereby executes this Counterpart Signature Page to Registration Rights Agreement, to evidence that the undersigned is now a party to the Agreement in the capacity of Beneficiary, with respect to the Registrable Securities (as defined therein) owned beneficially by the undersigned and of which the undersigned or the third party identified below is the Holder, identified specifically as follows (or on attached continuation sheets initialed by the undersigned in identical tabular format):

Names of Record Holder or of Bank, Trust, or Brokerage	Account Number(s) or Stock Certificate Number(s)	Number of Shares of SRCE (Registrable Securities)

This Counterpart Signature Page shall be attached to, and maintained with, the Agreement.

IN WITNESS WHEREOF, the undersigned executes this Counterpart Signature Page as of _______, 2015.

Signature(s) of Beneficiary

Printed Name(s) of Beneficiary

Address of Beneficiary

Acknowleged:

1st SOURCE CORPORATION

By	Date: _________________, 2015

Name:
Title:

SUBJECT TO COMPLETION AND ADDITION
AS CONTEMPLATED BY DEFINITION OF “REGISTRABLE SECURITIES”

Exhibit A

Listing of Shares Held by or for Beneficiaries (other than as beneficiaries of Morris Trusts) that are Registrable Securities and Identification of the Present “Holders” Thereof

Names of Beneficiary and of Record Holder or Bank, Trust, or Brokerage	Account Number(s) or Stock Certificate Number(s)	Number of Shares of SRCE (Registrable Securities)
Stanley C. Carmichael TRS FBO S. Clarke Carmichael Trust U/A 9/22/1993		9,125
Ernestine C. Nickle		206,306
Andrew W. Nickle		6,575

A-1

Exhibit B

Morris Family Trusts
Listing of shares held by Morris Trusts that are Registrable Securities held by 1st Source Bank, as Trustee

1st Source Trust Account #	Grantor	SRCE Cusip # 336901103 Account Name	Date/Trust	Shares As of 10/8/2015
43-0164-01-2	ELM	E. L. Morris fbo Carmen Murphy	3/22/1957	283,897
43-0163-01-4	ELM	E. L. Morris fbo Carmen Murphy	10/20/1959	646,582
43-0165-01-9	EMR	E. M. Raclin fbo Carmen Murphy	10/27/1964	17,246
43-0150-01-1	ELM	E. L. Morris fbo EMR and Carmen Murphy	10/12/1955	43,132
43-0151-01-9	ELM	E. L. Morris fbo EMR and Carmen Murphy	10/12/1965	41,640
43-0038-01-8	OCC	Carmen Murphy Charitable Annuity Trust	7/2/1971	115,684
		FAMILY TOTALS		1,148,181

43-0172-01-5	ELM	E. L. Morris fbo E.C. Nickle	3/22/1957
43-0171-01-7	ELM	E. L. Morris fbo E.C. Nickle	10/20/1959	54,453
43-0173-01-3	EMR	E. M. Raclin fbo E.C. Nickle	10/27/1964	-
43-0152-01-7	ELM	E. L. Morris fbo EMR and E. C. Nickle	10/12/1965	-
43-0153-01-5	ELM	E. L. Morris fbo EMR and E.C. Nickle	10/12/1965	-
43-0039-01-6	OCC	E. C. Nickle Charitable Annuity Trust	7/2/1971	115,691
		FAMILY TOTALS		170,144

43-0044-01-6	ELM	E. L. Morris fbo O.C. Carmichael III	3/22/1957	5,370
43-0042-01-0	ELM	E, L. Morris fbo O.C. Carmichael III	10/20/1959	106
43-0046-01-1	EMR	E.M. Raclin fbo O.C. Carmichael III	10/27/1964	5,269
43-0154-01-3	ELM	E. L. Morris fbo EMR and O.C. Carmichael III	10/12/1965	-
43-0155-01-0	ELM	E. L. Morris fbo EMR and O.C. Carmichael III	10/12/1965	-
43-0037-01-0	OCC	O.C. Carmichael III Charitable Annuity Trust	7/2/1971	115,691
		FAMILY TOTALS		126,436

43-0045-01-3	ELM	E. L. Morris fbo S.C. Carmichael	3/22/1957
43-0043-01-8	ELM	E. L. Morris fbo S.C. Carmichael	10/20/1959	2,703
	EMR	E. M. Raclin fbo Clark Carmichael (closed 4/94)	10/27/1964	-
43-0156-01-S	ELM	E. L. Morris fbo EMR and S.C. Carmichael	10/12/1965	-
43-0157-01-6	ELM	E. L. Morris fbo EMR and S.C. Carmichael	10/12/1965	-
43-0040-01-4	OCC	S.C. Carmichael Charitable Annuity Trust	7/2/1971	30,618
		FAMILY TOTALS		33,321

43-0147-01-7	ELM	E. L. Morris Trust	4/28/1932	2,833,166
43-0199-01-8	ELM	Ernestine M. Raclin Charitable Irrev Trust	8/6/1960	589,030
43-0201-01-2	ELM	Ernestine M. Raclin Irrevocable Trust	8/6/1960	919,730
43-0148-01-5	ELM	Ella Morris Charitable Trust	12/24/1964	6,393
43-0149-01-3	ELM	E. L. Morris Irrev Charitable Living Trust	1/22/1965	24,918
43-0200-01-4	ELM	Ernestine M. Raclin Irrevocable Trust	8/20/1965	913,535
		UNSPLIT TRUSTS TOTAL		5,286,772

		GRAND TOTALS		6,764,854

Grantor Key
ELM Ella L. Morris
EMR Ernestine M. Carmichael (Raclin)
OCC Oliver C. Carmichael, Jr.

B-1

Exhibit C

Listing of FDRs for Silos Holding Silo Registrable Securities Subject to this Agreement

Name of FDR	United States Postal Service Mailing Address	Electronic Mailing Address
Ernestine C. Nickle	1425 E Woodside South Bend, IN 46614 and 560 Sea Oak Drive Vero Beach, FL 32963	nickleaw@aol.com and ecn1425@aol.com
Stanley C. Carmichael	1510 71st Street Fennville, MI 49408	scclh@comcast.net
Oliver C. Carmichael III	3212 W End Avenue – Suite 500 Nashville, TN 37203	ccarmichael@carmichaelinc.com
Carmen C. Murphy	1237 East Jefferson Blvd South Bend, IN 46617	carmimurphy@me.com

C-1